Exhibit 99

Rocky Brands, Inc. Announces Fourth Quarter and Full Year 2022 Results

NELSONVILLE, Ohio, February 23, 2023 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and year ended December 31, 2022.

Fourth Quarter 2022 Overview

●	Net sales decreased 18.0% to $138.9 million
o	Wholesale segment sales decreased 26.6%; Retail segment sales increased 40.8%
●	Operating income decreased 25.2% to $13.6 million
●	Net income decreased 48.1% to $6.5 million, or $0.89 per diluted share
●	Adjusted net income decreased 42.4% to $7.9 million, or $1.08 per diluted share

Full Year 2022 Overview

●	Net sales increased 19.7% to $615.5 million
o	Wholesale segment sales increased 24.0%; Retail segment sales increased 21.9%
●	Operating income increased 22.4% to $44.0 million
●	Net income remained flat at $20.5 million, or $2.78 per diluted share
●	Adjusted net income decreased 26.0% to $24.1 million, or $3.27 per diluted share

“We completed a very solid year of growth with fourth quarter results that exceeded expectations,” said Jason Brooks, Chairman, President and Chief Executive Officer. “Strong gains in our direct channels helped partially offset anticipated challenges in our Wholesale segment due to a difficult comparison and an over-inventoried selling environment. The consistent consumer demand we experienced in 2022 across multiple footwear categories led by work, outdoor and western reflects the strength of our brand portfolio, the appeal of our products, and the loyalty we’ve built with our target audiences. In order to best capitalize on the market opportunities that we believe exist for our business, we have invested in expanding and upgrading our distribution and fulfillment capabilities, evolved and increased our marketing programs, and fortified our leadership team. While we are cautious about near-term trends given the heightened macroeconomic uncertainty, I am more confident than ever that we have the right foundation in place to drive profitable growth and enhanced shareholder value over the long-term.”

Fourth Quarter Review

Fourth quarter net sales decreased 18.0% to $138.9 million compared with $169.5 million in the fourth quarter of 2021. Wholesale segment sales for the fourth quarter decreased 26.6% to $98.9 million compared to $134.8 million for the same period in 2021. Retail segment sales for the fourth quarter increased 40.8% to $37.3 million compared to $26.5 million for the same period last year. Contract Manufacturing segment sales, which include contract military sales and private label programs, decreased 66.6% to $2.7 million compared to $8.1 million in the fourth quarter of 2021. The decrease in Contract Manufacturing sales was due to the expiration of certain contracts with the U.S. Military.

Gross margin in the fourth quarter of 2022 was $56.7 million, or 40.8% of net sales, compared to $63.3 million, or 37.3% of net sales, for the same period last year. The 350 basis point increase in gross margin was attributable to a tariff refund with a net impact of approximately $2.4 million received in the fourth quarter 2022 and a higher mix of Retail segment sales which carry higher gross margins than the Wholesale and Contract Manufacturing segments.

Operating expenses were $43.1 million, or 31.0% of net sales, for the fourth quarter of 2022 compared to $45.1 million, or 26.6% of net sales, for the same period a year ago. Excluding $1.7 million of acquisition-related amortization and restructuring costs in the fourth quarter of 2022 and $1.6 million in acquisition-related amortization and integration expenses in the fourth quarter of 2021, adjusted operating expenses were $41.4 million for the fourth quarter of 2022 and $43.5 million for the same period a year ago. The decrease in operating expenses was driven primarily by a decrease in discretionary spending and improved distribution center efficiencies compared with the year ago period. As a percentage of net sales, adjusted operating expenses were 29.8% in the fourth quarter 2022 compared with 25.7% in the year ago period.

Income from operations for the fourth quarter of 2022 was $13.6 million, or 9.8% of net sales, compared to $18.2 million or 10.7% of net sales for the same period a year ago. Adjusted operating income for the fourth quarter of 2022 was $15.3 million, or 11.0% of net sales, compared to adjusted operating income of $19.8 million, or 11.7% of net sales, for the same period a year ago.

Interest expense for the fourth quarter of 2022 was $5.9 million compared with $3.2 million a year ago. The increase reflected increased interest rates on interest payments on the senior term loan and credit facility.

The Company reported fourth quarter 2022 net income of $6.5 million, or $0.89 per diluted share compared to net income of $12.6 million, or $1.69 per diluted share, in the fourth quarter of 2021. Adjusted net income for the fourth quarter of 2022, was $7.9 million, or $1.08 per diluted share, compared to adjusted net income of $13.8 million, or $1.86 per diluted share, in the fourth quarter of 2021.

Full Year Review

Full year 2022 net sales increased 19.7% to $615.5 million compared with $514.2 million in 2021. Full year 2022 net sales include $3.6 million of inventory net sales related to the divestiture of the NEOS brand during the third quarter of 2022. Full year 2021 net sales include $179.0 million, or just over nine months, in net sales from the Acquired Brands. The Acquired Brands is defined as The Original Muck Boot Company, XTRATUF, Servus, NEOS and Ranger brands acquired from Honeywell International Inc. on March 15, 2021.

Wholesale segment sales for 2022 increased 24.0% to $484.8 million compared to $391.1 million in 2021. Retail segment sales for the year increased 21.9% to $115.4 million compared to $94.7 million for the same period last year. Contract Manufacturing segment sales, which includes contract military sales and private label programs, decreased 46.2% to $15.3 million compared to $28.5 million in 2021.

Gross margin in 2022 was $225.2 million, or 36.6% of net sales, compared to $194.5 million, or 37.8% of net sales, for 2021. Adjusted gross margin for 2022, which excludes $1.1 million related to the divestiture of the NEOS brand, was $224.1 million, or 36.6% of adjusted net sales.  Adjusted gross margin for 2021, which excluded approximately $3.5 million related to an inventory fair value adjustment, was $198.0 million, or 38.5% of net sales.

Operating expenses were $181.2 million, or 29.4% of net sales, for 2022 compared to $158.6 million, or 30.8% of net sales, for 2021. Excluding $5.7 million of acquisition-related amortization and integration costs, restructuring costs and disposition of assets in 2022 and $11.9 million in acquisition-related amortization and integration expenses in 2021, adjusted operating expenses were $175.5 million in the current year and $146.6 million in the prior year.

Income from operations for 2022 was $44.0 million, or 7.2% of net sales, compared to $36.0 million or 7.0% of net sales for 2021. Adjusted operating income for 2022 was $48.6 million, or 7.9% of adjusted net sales, compared to adjusted operating income of $51.4 million, or 10.0% of net sales, a year ago.

Interest expense for 2022 was $18.3 million compared with $10.6 million in 2021. The increase reflected an increase in interest rates on interest payments on the senior term loan and credit facility.

The effective tax rate for 2022 increased to 20.6% compared to 19.0% for the full year 2021.

The Company reported 2022 net income of $20.5 million, or $2.78 per diluted share compared to net income of $20.6 million, or $2.77 per diluted share in 2021. Adjusted net income for 2022, was $24.1 million, or $3.27 per diluted share compared to adjusted net income of $32.5 million, or $4.39 per diluted share in 2021.

Balance Sheet Review

Cash and cash equivalents were $5.7 million at December 31, 2022 compared to $5.9 million on the same date a year ago.

Total debt at December 31, 2022 was $256.9 million consisting of $116.3 million senior term loan and borrowings under the Company's senior secured asset-backed credit facility. Compared with December 31, 2021 and September 30, 2022, total debt at December 31, 2022 was down 4.9% and 9.8%, respectively.

Inventory at December 31, 2022 was $235.4 million compared to $232.5 million on the same date a year ago. Compared with June 30, 2022 and September 30, 2022, inventories at December 31, 2022 were down 18.2% and 11.2%, respectively.

Conference Call Information

The Company's conference call to review fourth quarter 2022 results will be broadcast live over the internet today, Thursday, February 23, 2023 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the ability of the Company to capitalize on market opportunities (Paragraph 2), the ability of the Company to successfully implement and recognize benefits from the expansion of, and upgrades to, its distribution and fulfillment capabilities, as well as changes to its marketing programs and leadership team (Paragraph 2), and the Company’s ability to drive profitable growth and enhance shareholder value over the long-term (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021 (filed March 16, 2022), and quarterly reports on Form 10-Q for the quarters ended March 31, 2022 (filed May 9, 2022), June 30, 2022 (filed August 9, 2022) and September 30, 2022 (filed November 8, 2022). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer, Chief Financial Officer, and Treasurer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31,	December 31,
	2022	2021
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$5,719	$5,909
Trade receivables – net	94,953	126,807
Contract receivables	-	1,062
Other receivables	908	242
Inventories – net	235,400	232,464
Income tax receivable	-	4,294
Prepaid expenses	4,067	4,507
Total current assets	341,047	375,285
LEASED ASSETS	11,014	11,428
PROPERTY, PLANT & EQUIPMENT – net	57,359	59,989
GOODWILL	50,246	50,641
IDENTIFIED INTANGIBLES – net	121,782	126,315
OTHER ASSETS	942	917
TOTAL ASSETS	$582,390	$624,575

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$69,686	$114,632
Contract liabilities	-	1,062
Current Portion of Long-Term Debt	3,250	3,250
Accrued expenses:
Salaries and wages	1,253	3,668
Taxes – other	1,325	849
Accrued freight	2,413	1,798
Commissions	1,934	2,447
Accrued duty	6,764	5,469
Accrued interest	2,822	2,133
Income tax payable	1,172	-
Other	5,675	4,828
Total current liabilities	96,294	140,136
LONG-TERM DEBT	253,646	266,794
LONG-TERM TAXES PAYABLE	169	169
LONG-TERM LEASE	8,216	8,809
DEFERRED INCOME TAXES	8,006	10,293
DEFERRED LIABILITIES	586	519
TOTAL LIABILITIES	366,917	426,720
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding December 31, 2022 - 7,339,011; December 31, 2021 - 7,302,199	69,752	68,061
Retained earnings	145,721	129,794
Total shareholders' equity	215,473	197,855
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$582,390	$624,575

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
NET SALES	$138,926	$169,452	$615,475	$514,227
COST OF GOODS SOLD	82,214	106,169	390,256	319,691
GROSS MARGIN	56,712	63,283	225,219	194,536

OPERATING EXPENSES	43,092	45,082	181,181	158,564

INCOME FROM OPERATIONS	13,620	18,201	44,038	35,972

INTEREST AND OTHER EXPENSES	(5,859)	(3,238)	(18,270)	(10,603)

INCOME BEFORE INCOME TAX EXPENSE	7,761	14,963	25,768	25,369

INCOME TAX EXPENSE	1,246	2,417	5,303	4,810

NET INCOME	$6,515	$12,546	$20,465	$20,559

INCOME PER SHARE
Basic	$0.89	$1.72	$2.80	$2.82
Diluted	$0.89	$1.69	$2.78	$2.77

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,329	7,300	7,317	7,283
Diluted	7,345	7,405	7,369	7,409

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

NET SALES
NET SALES, AS REPORTED	$138,926	$169,452	$615,475	$514,227
DISPOSITION OF INVENTORY ASSETS	-	-	(3,569)	-
ADJUSTED NET SALES	$138,926	$169,452	$611,906	$514,227

COST OF GOODS SOLD
COST OF GOODS SOLD, AS REPORTED	$82,214	$106,169	$390,256	$319,691
LESS: DISPOSITION OF INVENTORY ASSETS	-	-	(2,444)	-
LESS: INVENTORY FAIR VALUE ADJUSTMENT	-	-	-	(3,504)
ADJUSTED COST OF GOODS SOLD	$82,214	$106,169	$387,812	$316,187

GROSS MARGIN
GROSS MARGIN AS REPORTED	$56,712	$63,283	$225,219	$194,536
ADJUSTED GROSS MARGIN	$56,712	$63,283	$224,094	$198,040

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$43,092	$45,082	$181,181	$158,564
LESS: ACQUISITION-RELATED AMORTIZATION	(764)	(782)	(3,110)	(2,476)
LESS: DISPOSITION OF ASSETS	-	-	(33)	-
LESS: ACQUISITION-RELATED INTEGRATION EXPENSES	-	(803)	(397)	(9,445)
LESS: RESTRUCTURING COSTS	(927)	-	(2,128)	-
ADJUSTED OPERATING EXPENSES	$41,401	$43,497	$175,513	$146,643

INCOME FROM OPERATIONS, ADJUSTED	$15,311	$19,786	$48,581	$51,397

INTEREST AND OTHER EXPENSES	$(5,859)	$(3,238)	$(18,270)	$(10,603)

NET INCOME
NET INCOME, AS REPORTED	$6,515	$12,546	$20,465	$20,559
TOTAL NON-GAAP ADJUSTMENTS	1,691	1,585	4,543	15,425
TAX IMPACT OF ADJUSTMENTS	(271)	(357)	(935)	(3,471)
ADJUSTED NET INCOME	$7,935	$13,774	$24,073	$32,513

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.89	$1.72	$2.80	$2.82
DILUTED	$0.89	$1.69	$2.78	$2.77

ADJUSTED NET INCOME PER SHARE
BASIC	$1.08	$1.89	$3.29	$4.46
DILUTED	$1.08	$1.86	$3.27	$4.39

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,329	7,300	7,317	7,283
DILUTED	7,345	7,405	7,369	7,409

- The non-GAAP adjustments relate to our U.S. and foreign business and as such, the income tax charge is calculated using the effective tax rate for each period presented.

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: “adjusted gross margin,” “adjusted operating expenses,” “adjusted operating income,” “adjusted net income,” and "adjusted net income per share.” Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Disposition of Inventory Assets	Disposition of inventory assets relate to the sale of inventory and related cost of goods sold in connection with the divestiture of the NEOS brand.	We exclude the disposition of inventory assets for purposes of calculating certain non-GAAP measures because the sale and related cost of goods sold does not reflect our normal business operations. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.
Inventory fair value adjustments

Inventory fair value adjustments are costs related to the fair value markup of inventory purchased with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. as required by business combination accounting rules.

We excluded adjustments related to the inventory fair value markup for purposes of calculating certain non-GAAP measures because these costs do not reflect the manufactured or sourced cost of the inventory of the acquired business. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Disposition of Assets	Disposition of assets relate disposals of non-financial assets. This includes the disposal of non-financial assets and corresponding expenses related to the divestiture of the NEOS brand and other long-lived assets at our manufacturing facilities.	We exclude the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the loss does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.
Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International Inc.

We exclude acquisition-related expenses for purposes of calculating certain non-GAAP measures because the gain does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Restructuring Costs

Restructuring costs represent severance expenses associated with headcount reductions and the closing of the Westwood office following the integration of the acquired performance and lifestyle footwear business of Honeywell International Inc.

We excluded restructuring costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.